UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

Laidlaw International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Set forth below is a copy of a script used during phone calls to customers of Laidlaw International, Inc. on and after February 9, 2007.
Script for initial customer contact
     This is [insert name] calling from Laidlaw. As one of our most important customers, I wanted to talk to you personally about the proposed acquisition of Laidlaw by FirstGroup, which was announced February 9, 2007. We are very excited about the proposed transaction. Among other things, it will allow us to reduce our costs significantly, which in turn will enable us to continue our investments in state of the art safety training, fuel reduction programs, and better fleet management. In addition, by combining the strengths of the two organizations, we will be in a better position to compete on a low cost basis against the many competitors we face locally, regionally and nationally.
     As you no doubt know, the proposed transaction is subject to various conditions, including shareholder and regulatory approval. In that connection, as one of our more significant customers, you may hear from the federal antitrust authorities (either the DOJ or FTC) in connection with our routine premerger notification filing. If they contact you, they will be primarily interested in gathering facts about the business and competitive dynamics, rather than taking a position. Their goal is to learn enough about the industry to assess whether the proposed transaction is good or bad for consumers from a competition standpoint. We believe the transaction will be good for both Laidlaw and its customers and will not adversely affect competition, especially given the intense competition we face in the marketplace today and the fact that our customers always have the option of taking their business away from us and back in-house. We hope that you will support the deal when and if the DOJ/FTC does call you. Thanks for your help.
Additional Information and Where to Find It
In connection with the proposed merger and required stockholder approval, Laidlaw International will file with the U.S. Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to Laidlaw’s stockholders. Laidlaw’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the above-described transactions and Laidlaw. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Laidlaw by going to Laidlaw’s Investors page on its corporate website at www.laidlaw.com or by directing a request to Laidlaw International, 55 Shuman Boulevard, Naperville, IL, 60563. Attention: Investor Relations.
Laidlaw and FirstGroup and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Laidlaw in connection with the above-described transactions. Information about Laidlaw and its directors and officers can be found in Laidlaw’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Information about FirstGroup and its directors and officers can be found in FirstGroup’s Annual Reports available on FirstGroup’s Investor Centre page on its corporate website at www.firstgroup.com. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.